NOTICE OF ANNUAL GENERAL MEETING OF THE SHAREHOLDERS  OF

DEREK OIL & GAS CORPORATION

TAKE NOTICE that the Annual General Meeting of the Shareholders of DEREK OIL & GAS CORPORATION (hereinafter called the "Company"), will be held at #1710 - 1177 West Hastings Street, in the City of Vancouver, in the Province of British Columbia, on Thursday, October 16, 2003, at the hour of 10:00 a.m. (local time) for the purpose of:

1.

Receiving and considering the Report to Shareholders from the Board of Directors.

2.

Receiving and considering the Financial Statements of the Company and the Auditors' Report thereon.

3.

Approving a Resolution to fix the number of Directors for the ensuing year at four (4).

4.

Electing Directors for the ensuing year.

5.

Appointing Auditors for the ensuing year.

6.

Considering and if thought advisable approving the renewal of the Company's Stock Option Plan, particulars of which are as set out in the accompanying Information Circular.

7.

Considering and if thought advisable, approving a resolution authorizing the Directors to grant, without further resolution or approval by the shareholders, Director and/or employee incentive stock options, and/or to vary existing incentive stock options, in accordance with the policies of the TSX Venture Exchange, as more particularly described in the accompanying Information Circular.

8.

Approving a motion to ratify Directors' actions during the past year.

9.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders who are unable to attend the Meeting in person are requested to date and sign the enclosed form of instruction of Proxy and to return it to the Company’s Registrar and Transfer Agent, Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (exclusive of Saturdays and Holidays) before the Meeting on Thursday, October 16, 2003.

DATED at Vancouver, British Columbia, September 16, 2003.

BY ORDER OF THE BOARD

“Barry C. J. Ehrl”

President,

Director

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